906 CERTIFICATION

I, Gerald G. Carlson, President and Director, certify that:

1.

This annual report on Form 10-KSB of (identify registrant) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of Nevada Star Resource Corp.

Dated:  December 13, 2002

/s/ Gerald G. Carlson

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Gerald G. Carlson, President & Director